Exhibit 99.1

Exactus Applauds Executive Chairman, Jonathan Gilbert on Launch of Impact Biosciences Corp.

DELRAY BEACH, FL / GLOBE NEWSWIRE / APRIL 8, 2019 / Exactus Inc. (OTCQB: EXDI), a healthcare company pursuing opportunities in Hemp derived Cannabidiol (CBD) products, applauds its Executive Chairman of the Board, Jonathan Gilbert, on the launch of Impact Biosciences Corp.

Jonathan Gilbert, cannabis industry veteran, and founder and former CEO of SOL Global Investments Corp. (CSE:SOL) (Frankfurt:9SB) (OTCQB:SOLCF), whose wholly owned subsidiary, Scythian Biosciences Inc. (“SBI”), is seeking to list SBI as a new public company on the Canadian Stock Exchange (“CSE”) following a successful capital raise and spinout.
Philip Young, CEO of Exactus said, “We are proud to compliment Jonathan on his new venture and believe there are many great benefits from the use of cannabinoids. There is a large gap in the availability of controlled clinical trial data demonstrating the health benefits of this amazing plant, and we look forward to seeing the research that is produced by Jonathan’s efforts as well as data we intend to develop. Together we will raise the level of the clinical understanding and generate data meaningful to the use of CBD and all cannabinoids.”

SBI will be renamed “Impact Biosciences Corp” (“Impact”) and will continue to pursue a drug application for the prevention and treatment of concussions and traumatic brain injury with its proprietary Cannabinoid combination drug candidate with the University of Miami. Impact's mission is to become the first accepted drug regimen for concussive treatment. Impact has a collaboration with the University of Miami and its world-renowned neuroscientific team to conduct pre-clinical and clinical trials of its drug regimen.

Exactus is a new leader in the industrial hemp CBD industry with a mission to become the most trusted CBD brand. Exactus is setting the industry standards on transparency and quality with every product and will support clinical research that increases the education of consumers and healthcare providers to help patients suffering from various chronic illnesses.

Today the Exactus Inc. ticker symbol for its common stock will revert back to "EXDI" (OTCQB: EXDI). As a result of the Company's one-for-eight reverse stock split which became effective March 11, 2019, the Company's common stock had been trading on a post-split basis under the temporary trading symbol "EXDID" for 20 trading days.

Recently, Exactus announced that it placed its first million-dollar product order from its partner and largest shareholder Ceed2Med.  The availability of the tinctures, gel caps and topical lotions puts Exactus in a strong position to meet the consumer demand generated from Hemp Healthy®, the company’s direct to consumer platform.  Coinciding with the recently announced Exactus One World 200-acre Oregon farm acquisition, this ensures Exactus the quantity, quality controls and capabilities sufficient to ensure product availability through 2020.

For information about Exactus, their products and availability, please call 804-205-5036 or email, ir@exactusinc.com. For more information about Hemp Healthy®, or to purchase products, visit www.buyhempcbd.com.

About Exactus:
Exactus, Inc., is a healthcare company pursuing opportunities in two distinct business segments, Hemp derived, Cannabidiol, which is more commonly referred to as CBD. Industrial hemp is a type of cannabis, defined by the federal government as having THC (tetrahydrocannabinol) content of 0.3 percent or less. That amount has not been shown to make a person feel "high." THC is the psychoactive compound found in cannabis. The company is also developing point of care diagnostics. For more information about Exactus: www.exactusinc.com.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019 and under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on January 14, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.

For more information:

Company Contact:

Andrew Johnson
509.999.9696
ir@exactusinc.com